Exhibit 99.1

Contacts:

Brian E. LeClair

Microfluidics International Corporation

Tel. 617-969-5452

Sarah Cavanaugh

MacDougall Biomedical Communications

Tel. 781-235-3060

E-mail: scavanaugh@macbiocom.com

FOR IMMEDIATE RELEASE

Microfluidics International Corporation Obtains New $2.5 Million Line of Credit in Support of Global Growth Strategy

NEWTON, MA, July 2, 2008—Microfluidics International Corporation (OTCBB: MFIC) today announced that the Company has received a $2.5 million multi-year revolving line of credit from Silicon Valley Bank. The credit line will be used as working capital in support of the Company’s global growth strategy.

“This financing is an important first step in the implementation of the Company’s strategic global growth strategy,” said Michael C. Ferrara, Chief Executive Officer of Microfluidics International Corporation. “Specifically, these financial resources will support key growth initiatives, including the development and launch of new products, ongoing improvements in product and service quality, increases in sales and distribution channels, and the implementation of targeted marketing and lead-generation programs.”

“This credit facility replaces our prior bank financing arrangements and meets the cash requirements of our fiscal year 2008 operational plan,” said Brian E. LeClair, Executive Vice President & Chief Financial Officer of Microfluidics International Corporation. “We are pleased to welcome Silicon Valley Bank as both our lending and business partner.”

About Microfluidics International Corporation:

Microfluidics International Corporation designs, manufactures and distributes proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics/personal care and food industries. Microfluidics applies its more than 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available, and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to Microfluidics’ equipment customers.

Forward-Looking Statement:

Management believes that this release contains forward-looking statements that are subject to certain risks and uncertainties including statements relating to our plan to achieve, maintain and/or increase growth in revenue and/or market share, to achieve, maintain, and/or increase operating profitability, and/or to achieve, maintain, and/or increase net operating profitability. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results achieved by us to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that the actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including but not limited to, the following risks and uncertainties: (i) whether the performance advantages of our Microfluidizer materials processing equipment will be realized commercially or that a commercial market for the equipment will continue to develop, (ii) whether the timing of orders will significantly affect quarter to quarter revenues and resulting net income results for a particular quarter, which may cause increased volatility in our stock price, (iii) whether we will have access to sufficient working capital through continued and improving cash flow from sales and ongoing borrowing availability, the latter being subject to our ability to maintain compliance with the covenants and terms of our loan agreement with our senior lender, (iv) whether our Microfluidics Reaction Technology will be adopted by customers as a means of producing innovative materials in large quantities, (v) whether we are able to deploy prototype Microfluidics Reaction Technology systems for nanoparticle production and then manufacture and introduce commercial production Microfluidics Reaction Technology equipment, and (vi) whether we will achieve a greater proportion of our sales in the future through the sale of advanced processor production systems.